                                                                    EXHIBIT 99.1

                       Press Release dated August 13, 2003
                                   of ElkCorp



PRESS RELEASE                                                     TRADED:  NYSE
FOR IMMEDIATE RELEASE                                             SYMBOL:  ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Sr. Vice President, Chief Financial Officer and Treasurer
(972) 851-0523


        ELKCORP REPORTS SHARPLY HIGHER FISCAL 2003 FOURTH QUARTER RESULTS

DALLAS, TEXAS, August 13, 2003. . . . ElkCorp today reported fourth quarter earnings of $7.8 million, or $0.40 per diluted share, confirming the preliminary earnings guidance it issued on July 17, 2003.

ELKCORP CONSOLIDATED

For the three months ending June 30, 2003, earnings of $7.8 million, or $0.40 per diluted share, compared to earnings of $3.8 million, or $0.19 per diluted share, during the same quarter last year. Sales increased 12.4% to $147.2 million from $131.0 million in the year-ago quarter.

Earnings during the year-ago quarter were reduced by approximately $0.13 per diluted share of after-tax expenses resulting from variable stock option accounting that would not have existed under the fixed method of stock option accounting now utilized by the company. For comparative purposes, management believes it is appropriate to exclude these noncash stock option expenses from the results of the year-ago quarter, since the expenses resulted solely from changes in ElkCorp's share price and not from operations. Excluding the negative effect of variable stock option accounting in the year-ago quarter, fourth quarter fiscal 2003 earnings per share increased by 25%.

ELK BUILDING PRODUCTS

Fourth quarter Building Products sales increased 14.9% to $138.1 million, from $120.1 million in the same quarter last year. Higher Building Products sales reflected higher roofing product sales ($19.8 million), lower nonwoven product sales ($2.7 million), and new sales of composite wood products ($0.9 million).

Compared to the same quarter last year, unit shingle shipments increased 10.5% as a result of strong roof replacement demand in the Texas market driven by widespread spring hail damage. Roofing activity in the Northeast and Midwest areas was below expectations as a result of persistent spring rainfall from April through mid-June. Average shingle pricing increased about 5.9% from the year-ago quarter. Lower nonwoven sales resulted from lower external sales of nonwoven fabrics. Higher internal consumption of nonwoven fabrics in the production of roofing


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PRESS RELEASE
ElkCorp
August 13, 2003
Page 2



products offset a significant portion of lower external nonwoven volumes; however, internal nonwoven sales are eliminated in consolidation. During the year-ago quarter, ElkCorp had not yet entered the composite wood business.

Operating profit was $15.8 million (11.5% of sales), compared to $14.6 million (12.1% of sales), during the year-ago quarter. A lower operating profit margin resulted from higher freight transfer costs related to the repositioning of shingle inventories from other geographic areas to meet strong demand in the Texas market (approximately 1.2% of sales, or $0.05 per diluted share), and continued start-up losses at Elk Composite Building Products (approximately 0.8% of sales, or $0.04 per diluted share). Compared to the year-ago quarter, higher shingle pricing and a better product mix more than offset significantly higher asphalt costs. Nonwoven operating profit contribution was essentially flat with the year-ago quarter as higher internal consumption of nonwoven volumes, lower raw material costs, and more efficient operations offset lower external nonwoven volumes.

ENGINEERING AND OTHER, TECHNOLOGIES

Combined fourth quarter sales for the Engineering and Other, Technologies segments totaled $9.1 million, compared to $10.9 million in the year-ago quarter. Lower sales resulted primarily from lower sales of metallized plastic products by Cybershield.

Combined operating profit was $1.0 million, compared to $0.4 million during the year-ago quarter. Ortloff contributed $2.2 million of operating profit during the quarter, compared to $2.1 million during the same quarter last year. Earnings in the year-ago quarter were reduced by approximately $0.4 million of nonrecurring expenses related to the closure of Cybershield's Canton, Georgia plant. Despite lower sales levels at Cybershield, significantly lower fixed costs enabled Cybershield to narrow its recurring operating loss by approximately $0.2 million from the year-ago quarter. Higher sales of Chromium's new wear plate and tile products helped narrow Chromium's operating loss by about $0.4 million, to reach break-even results. Elk Technologies (fire-barrier mattress fabrics) had about $0.3 million in start-up losses during the quarter as it incurred marketing and testing expenses to better position its products in the emerging market.

FINANCIAL CONDITION

At June 30, 2003, long-term debt of $152.5 million includes a $7.5 million valuation adjustment required by hedge accounting to offset the $7.5 million fair market value of an interest rate hedge recorded in other assets. The contractual principal amount of ElkCorp's long-term debt at June 30, 2003 was $145.0 million. ElkCorp has no off-balance sheet arrangements or transactions with unconsolidated, special purpose entities.

At June 30, 2003, ElkCorp's liquidity consisted of $5.0 million of cash and cash equivalents and $97.4 million of available borrowings under a $100 million committed revolving credit facility. ElkCorp's debt to capital ratio (after deducting cash and marketable securities from ElkCorp's $145.0 million of principal debt) was 41.6%.



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PRESS RELEASE
ElkCorp
August 13, 2003
Page 3



MATTRESS FLAMMABILITY - CALIFORNIA ASSEMBLY BILL 603 UPDATE

In response to comments from the bedding industry, California's Bureau of Home Furnishings has proposed changes to the state's pending mattress flammability statute AB 603. California's new law is still scheduled to go on the books January 1, 2004; however, the California Bureau of Home Furnishings is proposing that compliance be delayed for one year, until January 1, 2005. The bureau has also proposed reducing the one hour burn test to 30 minutes and raising the ceiling for peak heat release from 150 kilowatts to 200 kilowatts. Public debate regarding the proposed changes is ongoing.

Thomas D. Karol, ElkCorp's Chairman of the Board and Chief Executive Officer, said, "The proposal to reduce the burn test time from one hour to 30 minutes will likely broaden the universe of fire-barrier fabrics that can be seriously considered by mattress manufacturers to achieve flammability compliance. However, we continue to believe that our VersaShield(R) coated mattress fabric remains well positioned as one of the more robust fire-barrier solutions available at a competitive price. We expect that many bedding producers will move ahead with a national introduction of new fire-resistant bedding products at upper-end price points well before California's proposed January 1, 2005 implementation date. We are also working on other innovative fire-retardant applications to provide flammability protection for consumer and commercial products," he concluded.

CONFERENCE CALL

ElkCorp will host a conference call tomorrow, Thursday, August 14, 2003, at 11:00 a.m. Eastern time (10:00 a.m. Central time). Interested parties can access the conference call by dialing (719) 457-2629 and providing confirmation code 346330. The conference call will also be broadcast live over the internet and can be accessed through the ElkCorp website at www.elkcorp.com (Investor Relations / Calls & Presentations) or by visiting www.firstcallevents.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not

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PRESS RELEASE
ElkCorp
August 13, 2003
Page 4

limited to, its Form 10-K for the fiscal year ending June 30, 2002, and subsequent Forms 8-K and 10-Q.

                                 - - - - - - - -

ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).






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PRESS RELEASE
ElkCorp
August 13, 2003
Page 5

CONDENSED RESULTS OF OPERATIONS
($ in thousands)

                                                   Three Months Ended              Fiscal Year Ended
                                                       June 30,                       June 30,
                                                 2003             2002           2003            2002
                                           --------------   --------------   ------------    ------------
SALES                                      $      147,229   $      131,004   $    506,146    $    506,526
                                           --------------   --------------   ------------    ------------

COSTS AND EXPENSES:
       Cost of sales                              116,470           98,970        406,579         410,277
       Selling, general & administrative           16,633           20,018         60,253          59,391
       Noncash stock option compensation                0            3,938         (5,378)          6,034
       Interest expense, net                        1,455            1,614          5,977           6,087
                                           --------------   --------------   ------------    ------------

Total Costs and Expenses                          134,558          124,540        467,431         481,789
                                           --------------   --------------   ------------    ------------

INCOME BEFORE INCOME TAXES                         12,671            6,464         38,715          24,737

Provision for income taxes                          4,845            2,661         14,615           9,644
                                           --------------   --------------   ------------    ------------

NET INCOME                                 $        7,826   $        3,803   $     24,100    $     15,093
                                           ==============   ==============   ============    ============

INCOME PER COMMON SHARE-BASIC              $         0.40   $         0.20   $       1.24    $       0.78
                                           ==============   ==============   ============    ============

INCOME PER COMMON SHARE-DILUTED            $         0.40   $         0.19   $       1.23    $       0.77
                                           ==============   ==============   ============    ============

PRO FORMA INFORMATION:
       NET INCOME                          $        7,826   $        3,803   $     24,100    $     15,093
       AFTERTAX NONCASH STOCK OPTION
           COMPENSATION                                 0            2,560         (3,496)          3,922
                                           --------------   --------------   ------------    ------------

       PROFORMA EARNINGS                   $        7,826   $        6,363   $     20,604    $     19,015
                                           ==============   ==============   ============    ============

       INCOME PER COMMON SHARE-BASIC       $         0.40   $         0.33   $       1.06    $       0.98
                                           ==============   ==============   ============    ============

       INCOME PER COMMON SHARE-DILUTED     $         0.40   $         0.32   $       1.05    $       0.97
                                           ==============   ==============   ============    ============

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                          19,502           19,412         19,481          19,311
                                           ==============   ==============   ============    ============

    Diluted                                        19,655           19,808         19,600          19,657
                                           ==============   ==============   ============    ============

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PRESS RELEASE
ElkCorp
August 13, 2003
Page 6

FINANCIAL INFORMATION BY COMPANY SEGMENTS
($ in thousands)


                                                           Three Months Ended                Fiscal Year Ended
                                                                June 30,                         June 30,
                                                        2003              2002            2003            2002
                                                   --------------    --------------    ------------    ------------
SALES
      Building Products                            $      138,083    $      120,140    $    467,002    $    459,673

      Engineering, Technologies                             3,504             3,295          10,693           6,829

      Other, Technologies                                   5,642             7,569          28,451          40,024

      Corporate & Eliminations                                  0                 0               0               0
                                                   --------------    --------------    ------------    ------------
                                                   $      147,229    $      131,004    $    506,146    $    506,526
                                                   ==============    ==============    ============    ============

OPERATING PROFIT (LOSS)
      Building Products                            $       15,831    $       14,594    $     45,901    $     53,325

      Engineering, Technologies                             2,157             2,117           5,773           3,129

      Other, Technologies                                  (1,165)           (1,759)         (1,593)         (7,483)

      Corporate & Eliminations
        Before noncash stock option compensation           (2,697)           (2,936)        (10,767)        (12,113)
        Noncash stock option compensation                       0            (3,938)          5,378          (6,034)
                                                   --------------    --------------    ------------    ------------
      Total Corporate & Eliminations                       (2,697)           (6,874)         (5,389)        (18,147)
                                                   --------------    --------------    ------------    ------------
                                                   $       14,126    $        8,078    $     44,692    $     30,824
                                                   ==============    ==============    ============    ============


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PRESS RELEASE
ElkCorp
August 13, 2003
Page 7

CONDENSED BALANCE SHEET
($ in thousands)


                                                         June 30,
ASSETS                                               2003       2002
------                                             --------   --------
Cash and cash equivalents                          $  5,056   $ 12,436
Receivables, net                                    120,268     94,764
Inventories                                          54,094     46,910
Deferred income taxes                                 2,654      5,727
Prepaid expenses and other                            6,723      9,474
                                                   --------   --------

      Total Current Assets                          188,795    169,311

Property, plant and equipment, net                  237,267    206,479
Other assets                                         16,075      5,638
                                                   --------   --------

      Total Assets                                 $442,137   $381,428
                                                   ========   ========



                                                         June 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                 2003       2002
------------------------------------               --------   --------
Accounts payable and accrued liabilities           $ 55,539   $ 52,073
Current maturities on long-term debt                      0          0
                                                   --------   --------

      Total Current Liabilities                      55,539     52,073

Long-term debt, net                                 152,526    119,718
Deferred income taxes                                37,544     33,545
Shareholders' equity                                196,528    176,092
                                                   --------   --------

      Total Liabilities and Shareholders' Equity   $442,137   $381,428
                                                   ========   ========


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PRESS RELEASE
ElkCorp
August 13, 2003
Page 8

CONDENSED STATEMENT OF CASH FLOWS
($ in thousands)

                                                              Fiscal Year Ended
                                                                  June 30,
                                                           2003            2002
                                                       ------------    ------------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $     24,100    $     15,093
Adjustments to net income
       Depreciation and amortization                         18,471          21,331
       Deferred income taxes                                  7,072           5,183
       Changes in assets and liabilities:
           Trade receivables                                (25,324)        (21,104)
           Inventories                                       (6,956)          4,106
           Prepaid expenses and other                         2,830            (987)
           Accounts payable and accrued liabilities           3,466           4,039
                                                       ------------    ------------

Net cash from operations                                     23,659          27,661
                                                       ------------    ------------

INVESTING ACTIVITIES
       Additions to property, plant and equipment           (49,378)        (11,378)
       Acquisition of business                               (2,224)              0
       Other, net                                              (773)            741
                                                       ------------    ------------

Net cash from investing activities                          (52,375)        (10,637)
                                                       ------------    ------------

FINANCING ACTIVITIES
       Long-term  borrowings (repayments), net               25,000          (3,300)
       Dividends on common stock                             (3,903)         (3,873)
       Treasury stock transactions and other, net               239           2,457
                                                       ------------    ------------

Net cash from financing activities                           21,336          (4,716)
                                                       ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         (7,380)         12,308

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR               12,436             128
                                                       ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR               $      5,056    $     12,436
                                                       ============    ============